Exhibit 3.1

STATEMENT OF RESOLUTION ESTABLISHING SERIES OF SHARES

OF

SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

OF

CHICAGO RIVET & MACHINE CO.

(Pursuant to Section 6.10 of the
Business Corporation Act of 1983)

Pursuant to the provisions of Section 6.10 of the Business Corporation Act of 1983, the undersigned hereby submits the following statement for the purpose of eliminating a series of shares:

1.  The name of the corporation is Chicago Rivet & Machine Co. (the “Corporation”).

2.  The following resolution, eliminating the existing Series A Junior Participating Preferred Stock, no par value per share, of the Corporation, previously created upon the filing of the Statement of Resolution Establishing Series of Shares of Series A Junior Participating Preferred Stock of the Corporation with the Secretary of State of the State of Illinois on December 3, 1999, was duly adopted by the Board of Directors of the Corporation on November 16, 2009:

RESOLVED, that the Board of Directors hereby determines that none of the shares of the existing Series A Junior Participating Preferred Stock of the Corporation (the “1999 Series A Preferred Stock”) governed by the Statement of Resolution Establishing Series of Shares of Series A Junior Participating Preferred Stock of the Corporation, filed by the Corporation with the Secretary of State of the State of Illinois (the “Secretary of State”) on December 3, 1999, are outstanding, and that, none will be outstanding or be issued pursuant thereto; and further

RESOLVED, that the proper officers of the Corporation be, and each of them hereby is, authorized, empowered and directed, in the name and on behalf of the Corporation, to execute and file with the Secretary of State, in accordance with the provisions of the Articles of Incorporation of the Corporation, as amended, and the Illinois Business Corporation Act of 1983, a Statement of Resolution Establishing Series to eliminate the 1999 Series A Preferred Stock as of the effective time thereof, in such form as the officer executing the same shall determine to be necessary, advisable or appropriate, such determination to be conclusively established by the execution thereof.

 [Signature page follows]

IN WITNESS WHEREOF, the undersigned corporation has caused this statement to be signed by a duly authorized officer, who affirms, under penalties of perjury, that the facts stated herein are true, this 3rd day of December, 2009.

CHICAGO RIVET & MACHINE CO.

By:	/s/ Michael J. Bourg
	Name:	Michael J. Bourg
	Title:	President, Chief Operating Officer and Treasurer